Exhibit (b)

November 2, 2007

Sify Limited
2nd Floor
TIDEL Park
4 Canal Bank Road
Taramani
Chennai 600 113
India

  Sify Limited - Direct Registration System for ADSs evidenced by Equity Shares

Ladies and Gentlemen:

            Reference is made to the Deposit Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to Deposit Agreement, dated as of January 6, 2000, as further amended by Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002, by and among Sify Limited (the "Company"), Citibank, N.A., as Depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") issued thereunder, each ADS representing one (1) Equity Share (the "Shares") of the Company. Capitalized terms used herein without definition shall have the meaning assigned thereto in the Deposit Agreement.

            The purpose of this letter agreement is to supplement the Deposit Agreement to enable the establishment by the Depositary of a "direct registration system" (the "DR System") for ADSs and the issuance by the Depositary of "uncertificated ADSs" as part of the DR System. In order to enable such issuance of "uncertificated ADSs", the Company and the Depositary agree as follows:

            1. Notwithstanding any provision of the Deposit Agreement, the Depositary may at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADSs", and the ADSs evidenced by ADRs, the "Certificated ADSs");

            2. Uncertificated ADSs shall not be represented by any instrument(s) but shall be evidenced only by the registration of "uncertificated securities" on the books and records of the Depositary maintained for such purpose. Any reference to Holders of ADR(s) or ADS(s) in the Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary maintained for such purpose:

            3. Holders of Uncertificated ADSs that are not subject to any registered pledges, liens, restrictions or adverse claims, of which the Depositary has written notice at such time, shall at all times have the right to exchange the Uncertificated ADSs (or any portion thereof) for Certificated ADSs of the same type and class, subject in each case to applicable laws and any rules the Depositary may establish in respect of the Uncertificated ADSs;

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            4. Holders of Certificated ADSs shall, so long as the Depositary maintains the DR System for the ADSs, have the right to exchange the Certificated ADSs (or any portion thereof) for Uncertificated ADSs upon (i) the due surrender of the Certificated ADSs to the Depositary for such purpose, and
(ii) the presentation of a written request to such effect to the Depositary, subject in each case to (a) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has written notice, (b) the terms of the Deposit Agreement (as supplemented by this letter agreement) and the rules that the Depositary may establish from time to time for such purposes thereunder; and (c) applicable law.

            5. Uncertificated ADSs shall in all material respects be identical to Certificated ADSs of the same type and class, except that (i) no ADR(s) shall be, nor shall need to be, issued to evidence Uncertificated ADSs, (ii) Uncertificated ADSs shall, subject to the terms of the Deposit Agreement (as supplemented by this letter agreement), be transferable upon the same terms and conditions as uncertificated securities under New York law, (iii) each Holder's ownership of Uncertificated ADSs shall be recorded on the books and records of the Depositary maintained for such purpose and evidence of such Holder's ownership shall be reflected in periodic statements provided by the Depositary to each such Holder in accordance with applicable law, (iv) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and amend or supplement existing rules, as may be deemed reasonably necessary to maintain the DR System and for the issuance of Uncertificated ADSs on behalf of Holders, provided that such rules do not conflict with the terms of the Deposit Agreement (as supplemented by this letter agreement) and applicable law, (v) the Holder of Uncertificated ADSs shall not be entitled to any benefits under the Deposit Agreement (as supplemented by this letter agreement) and such Holder's Uncertificated ADSs shall not be valid or enforceable for any purpose against the Depositary or the Company unless such Holder is registered on the books and records of the Depositary maintained for such purpose, (vi) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may reasonably request, and (vii) upon termination of the Deposit Agreement (as supplemented by this letter agreement), the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of
Section 6.2 of the Deposit Agreement;

            6. When issuing ADSs under the terms of the Deposit Agreement, including, without limitation, issuances pursuant to [Sections 4.3 and 4.4] thereof, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed in writing by the applicable Holder to issue Certificated ADSs;

            7. Holders of Uncertificated ADSs may request the sale of ADSs through the Depositary, subject to the terms and conditions generally applicable to the sale of ADSs through the Depositary (which may be changed by the Depositary from time-to-time);

            8. All provisions and conditions of the Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated herein. The Depositary is authorized and directed to take any and all actions, and establish any and all procedures, deemed reasonably


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necessary to give effect to the terms hereof. Any references in the Deposit
Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require;

            9. Except as set forth herein and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of the Deposit Agreement (as supplemented by this letter agreement). In the event that, in determining the rights and obligations of parties to the Deposit Agreement (as supplemented by this letter agreement) with respect to any Uncertificated ADSs, any conflict arises between (a) the terms of the Deposit Agreement and (b) the terms hereof, the terms and conditions set forth herein shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs; and

            10. This letter agreement shall be interpreted under, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York without regard to the principles of choice of law thereof.

            In addition, the Company and the Depositary agree that (i) the terms hereof supplement the Deposit Agreement, and do not prejudice any substantial existing rights of Holders of ADSs and, as a result, notice may but does not need to be given of the terms hereof to Holders of ADSs, and (ii) the Company and the Depositary shall make reference to the terms hereof in, or attach an executed copy hereof to, the next Registration Statement on Form F-6 filing made with the Securities and Exchange Commission in respect of the ADSs.

                                                CITIBANK, N.A.,
                                                As Depositary


                                                By: /s/ Ana-Maria Carasso
                                                    ----------------------------
                                                        Name:  Ana-Maria Carasso
                                                        Title: Vice President
                                                        Date:  November 2, 2007

Acknowledged and Agreed:

SIFY LIMITED


By: M P Vijay Kumar
    ------------------------------------
         Name:  M P Vijay Kumar
         Title:  Chief Financial Officer
         Date:    November 12, 2007


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                       SIFY LIMITED INCUMBENCY CERTIFICATE

            The undersigned hereby certifies that (i) he is the Company Secretary of Sify Limited (the "Company") and as such s/he is authorized to execute this Incumbency Certificate, (ii) M P Vijay Kumar, Chief Financial Officer ("Authorized Officer") has been elected or appointed. is qualified and is now acting as an officer of the Company in the capacity indicated below, and that the signature set forth opposite the Authorized Officer's name is the Authorized Officer's true and genuine signature, and (iii) the Authorized Officer has all requisite power and authority to execute and deliver the Instruction Letter, dated as of November 2, 2007 (the "Letter"), between the Company and Citibank, N.A., in the name and on behalf of the Company, that the Authorized Officer has duly executed and delivered the Letter on behalf of the Company, and that his or her signature on such Letter is genuine.

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       Name                   Title              Phone             Signature
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M P Vijay Kumar    Chief Financial Officer  91 44 2254 0770  /s/ M P Vijay Kumar
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            IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company this 12 day of November, 2007.

                                                      SIFY LIMITED


                                                      By:  /s/ V Ramasubramanian
                                                           ---------------------
                                                      Name:  V Ramasubramanian
                                                      Title: Company Secretary


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